POWER OF ATTORNEY

We, the undersigned Trustees of the following investment companies (collectively, the “Trusts”):

PIMCO Equity Series

PIMCO Equity Series VIT

PIMCO ETF Trust

PIMCO Funds

PIMCO Variable Insurance Trust

hereby revoke all previous powers of attorney we have given to sign and otherwise act in our names and behalf in matters involving the Trusts and hereby constitute and appoint Ryan G. Leshaw, Wu-Kwan Kit, Robert W. Helm, Douglas P. Dick, Brendan C. Fox, Megan C. Johnson, Kevin F. Cahill and Adam T. Teufel, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, all Registration Statements of the Trusts on Form N-1A, or any successors thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements or any successors thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys–in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after May 15, 2019.

Dated: May 15, 2019

George E. Borst	Gary F. Kennedy

Jennifer Holden Dunbar	Peter B. McCarthy

Brent R. Harris	Ronald C. Parker

Kym M. Hubbard	Peter G. Strelow